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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the January 12, 1996 Registration Statement on Form S-8 of our report, dated February 10, 1998, on the consolidated financial statements of Richey Electronics, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which appears on page 23 of Form 10-K of Richey Electronics, Inc. for the year ended December 31, 1997.

                                               McGladrey & Pullen, LLP




Pasadena, California
March 25, 1998